SCHEDULE A


      Set forth below is a list of the executive officers and directors of Samson, setting forth the present principal occupation or employment of each such person. The present business address of each such person is Two West Second Street, Tulsa, Oklahoma 74103. Each of such persons is a United States citizen.

NAME                    PRESENT PRINCIPAL OCCUPATION
-------------------     --------------------------------------------
Executive Officers:
-------------------
Stacy Schusterman       Chief Executive Officer
C. Philip Tholen        Executive Vice President
Jack A. Canon           Senior Vice President-General Counsel and Secretary
Dennis R. Neill         Senior Vice President-Technology and Administrative
                        Services
David Bradford          Senior Vice President-Business Development
Drew S. Phillips        Vice President-Tax Accounting
Ron Gober               Vice President-Production Marketing
Craig Loseke            Vice President-Financial Accounting and Operation
                        Reporting
Darrell Mayfield        Vice President-Human Resources
Jeremy Rabinowitz       Treasurer

Directors:              Stacy Schusterman, Chairman
----------              C. Philip Tholen
                        Sam D. Parker
                        David Adams